United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 21, 2022

Date of Report (Date of earliest event reported)

Edify Acquisition Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39899	85-3274503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

888 7th Avenue, Floor 29 New York, NY	10106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 603-2800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one Warrant to acquire one-half of a share of Common Stock	EACPU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001	EAC	The Nasdaq Stock Market LLC
Warrants	EACPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 to the extent required herein. As approved by its stockholders at the Special Meeting (defined below), Edify Acquisition Corp. (“EAC”) and Continental Stock Transfer & Trust Company entered into an amendment, dated December 22, 2022, to the Investment Management Trust Agreement, dated January 14, 2021, by and between Continental Stock Transfer & Trust Company and EAC (the “IMTA Amendment”). A copy of the IMTA Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03 to the extent required herein. As approved by its stockholders at the Special Meeting, the Company filed a certificate of amendment to its amended and restated certificate of incorporation (the “Charter Amendment”) which became effective upon filing. The Charter Amendment changed the date by which EAC must consummate an initial business combination from January 20, 2023 to April 20, 2023. A copy of the Charter Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submissions of Matters to a Vote of Security Holders.

On December 21, 2022, EAC held a special meeting of stockholders (the “Special Meeting”). On December 6, 2022, the record date for the Special Meeting, there were 34,500,000 issued and outstanding shares of EAC’s common stock (the “Common Stock”) entitled to vote at the Special Meeting, 82.84% of which were represented in person or by proxy.

The final results for each of the matters submitted to a vote of EAC’s stockholders at the Special Meeting are as follows:

Matters Voted On	For	Against	Abstain
Proposal to amend the Company’s Amended and Restated Certificate of Incorporation to allow the Company to extend the date by which the Company must consummate a business combination from January 20, 2023 (the date that is 24 months from the closing date of the Company’s initial public offering of units (the “IPO”)) to April 20, 2023 (the date that is 27 months from the closing date of the IPO) (the “Amended Date”) and on a monthly basis up to three times from the Amended Date to July 20, 2023 (the date that is 30 months from the closing date of the IPO).	27,992,407	587,716	0

Proposal amend the Investment Management Trust Agreement, dated January 14, 2021, by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”), to allow the Company to (A) extend the date on which the Trustee must liquidate the trust account established by the Company in connection with the IPO if the Company has not completed its initial business combination from January 20, 2023 (the date that is 24 months from the closing date of the IPO) to April 20, 2023 (the date that is 27 months from the closing date of the IPO) by depositing the lesser of (a) $225,000 and (b) $0.15 into the trust account for each public share that has not been redeemed in accordance with the terms of the Company’s charter for such three month extension, and (B) further extend the Combination Period on a monthly basis up to three times from the Amended Date to July 20, 2023 (the date that is 30 months from the closing date of the IPO) by depositing the lesser of (a) $75,000 and (b) $0.05 into the trust account for each public share that has not been redeemed in accordance with the terms of the Company’s charter for each subsequent one-month extension.	27,992,408	587,715	0

Each of the proposals described above was approved by EAC’s stockholders. EAC’s stockholders elected to redeem an aggregate 25,912,336 shares of Common Stock in connection with the Special Meeting.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
3.1	Certificate of Amendment, dated December 22, 2022, to Amended and Restated Certificate of Incorporation of EAC
10.1	Amendment to the Investment Management Trust Agreement, dated December 22, 2022, by and between EAC and Continental Stock Transfer & Trust Company.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2022

EDIFY ACQUISITION CORP.

By:	/s/ Morris Beyda
Name:	Morris Beyda
Title:	Chief Financial Officer

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